EXHIBIT

[DESCRIPTION]  Consent of Independent Auditors




                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34262) pertaining to the VWR Scientific Products
Corporation Inve$tor Tax Savings Investment Plan and in the related Prospectus of our report dated June 23, 1998, with respect to the financial statements and schedules of the VWR Scientific Products Corporation Inve$tor Tax Savings Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                           BY (SIGNATURE)


                           ERNST & YOUNG LLP



Philadelphia, Pennsylvania
June 23, 1998